 EXHIBIT 99.1

Hub Group, Inc. Reports Second Quarter 2011 Earnings

DOWNERS GROVE, IL, July 27, 2011, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter ended June 30, 2011.

“We had a solid quarter with a 66% increase in revenue that came from organic growth and our acquisition.  We are executing well against our strategic priorities which resulted in 50% growth in EPS,” said David P. Yeager, Chairman and Chief Executive Officer.

Hub Group reported income of $14.4 million for the second quarter ended June 30, 2011, an increase of 49% compared to the second quarter of 2010.  Hub Group’s diluted earnings per share was $0.39 for the second quarter of 2011, which represents an increase of 50% when compared with the prior year period.

Hub Group acquired Exel Transportation Services, renamed Mode Transportation, on April 1, 2011.  Hub Group will now report two distinct business segments: Hub and Mode.  The Mode segment includes only the newly acquired business.  The Hub segment includes all Hub Group business excluding Mode.

The Hub segment’s revenue increased 22% to $560 million.  Second quarter intermodal revenue increased 24% to $396 million.  The increase was attributable to a 12% volume increase and a 12% increase for fuel, price and mix.  Truck brokerage revenue increased 4% to $90 million this quarter.  Second quarter Unyson Logistics revenue increased 45% to $74 million.  Hub’s operating income increased $6.9 million, which represents an increase of 44% when compared with the prior year period.  The Hub results include approximately $400,000 of severance related primarily to truck brokerage operations.

The Mode segment’s revenue was $202 million for the second quarter.  Operating income was $1.3 million.  The Mode results include approximately $350,000 of costs related to the acquisition and integration.

Hub Group ended the quarter with $18 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, July 27, 2011 to discuss its second quarter results.

Hosting the conference call will be David P. Yeager, Chairman and Chief Executive Officer and Terri A. Pizzuto, Executive Vice-President, Chief Financial Officer and Treasurer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com .  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please call ten minutes early by dialing (888) 679-8034.  The conference call participant code is 64829656. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P8YKYVAKA.  Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference, bypassing the operator.  The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a leading asset-light freight transportation management company providing comprehensive intermodal, truck brokerage and logistics services. The Company operates through a network of offices and independent agents throughout the United States, Canada and Mexico.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2010 and the report on Form 10-Q for the period ended March 31, 2011.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Amy Lisek of Hub Group, Inc., +1-630-795-2214

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
Revenue	$759,709	$458,113	$1,245,088	$875,407

Transportation costs	674,956	407,537	1,103,028	776,013
Gross margin	84,753	50,576	142,060	99,394

Costs and expenses:
Salaries and benefits	32,746	23,863	59,547	47,321
Agent fees and commissions	13,765	584	14,516	1,133
General and administrative	12,852	9,480	24,911	19,076
Depreciation and amortization	1,472	934	2,408	1,907
Total costs and expenses	60,835	34,861	101,382	69,437

Operating income	23,918	15,715	40,678	29,957

Other income (expense):
Interest expense	(69)	(12)	(83)	(26)
Interest and dividend income	45	23	77	48
Other, net	60	84	269	152
Total other income	36	95	263	174

Income before provision for income taxes	23,954	15,810	40,941	30,131

Provision for income taxes	9,564	6,180	16,053	11,799

Net income	$14,390	$9,630	$24,888	$18,332

Basic earnings per common share	$0.39	$0.26	$0.67	$0.49

Diluted earnings per common share	$0.39	$0.26	$0.67	$0.49

Basic weighted average number of shares outstanding	36,901	37,429	36,893	37,478
Diluted weighted average number of shares outstanding	37,060	37,580	37,041	37,611

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Three Months
	Ended June 30, 2011
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$560,418	$201,756	$(2,465)	$759,709

Transportation costs	497,832	179,589	(2,465)	674,956
Gross margin	62,586	22,167	-	84,753

Costs and expenses:
Salaries and benefits	28,111	4,635		32,746
Agent fees and commissions	638	13,127		13,765
General and administrative	10,264	2,588		12,852
Depreciation and amortization	951	521		1,472
Total costs and expenses	39,964	20,871	-	60,835

Operating income	22,622	1,296	-	23,918

HUB GROUP, INC.
FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Six Months
	Ended June 30, 2011
	Hub	Mode	Inter-Segment Elims	Hub Group Consolidated
Revenue	$1,045,797	$201,756	$(2,465)	$1,245,088

Transportation costs	925,904	179,589	(2,465)	1,103,028
Gross margin	119,893	22,167	-	142,060

Costs and expenses:
Salaries and benefits	54,912	4,635		59,547
Agent fees and commissions	1,389	13,127		14,516
General and administrative	22,323	2,588		24,911
Depreciation and amortization	1,887	521		2,408
Total costs and expenses	80,511	20,871	-	101,382

Operating income	39,382	1,296	-	40,678

HUB GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30, 2011	December 31, 2010
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$18,279	$115,144
Accounts receivable trade, net	348,314	185,879
Accounts receivable other	28,256	17,958
Prepaid taxes	128	296
Deferred taxes	3,426	3,314
Prepaid expenses and other current assets	11,309	6,569
TOTAL CURRENT ASSETS	409,712	329,160

Restricted investments	14,642	11,421
Property and equipment, net	69,373	47,806
Other intangibles, net	20,876	5,856
Goodwill, net	262,223	233,029
Other assets	2,509	2,135
TOTAL ASSETS	$779,335	$629,407

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$215,087	$121,078
Accounts payable other	14,880	10,064
Accrued payroll	14,499	14,378
Accrued other	39,152	21,898
TOTAL CURRENT LIABILITIES	283,618	167,418

Non-current liabilities	18,463	13,950
Deferred taxes	74,500	71,739

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2011 and 2010	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2011 and 2010; 36,828,747 shares outstanding in 2011 and 36,638,359 shares outstanding in 2010	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2011 and 2010	7	7
Additional paid-in capital	166,742	169,722
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	367,898	343,010
Other comprehensive income	6	6
Treasury stock; at cost, 4,396,045 shares in 2011 and 4,586,433 shares in 2010	(116,853)	(121,399)
TOTAL STOCKHOLDERS' EQUITY	402,754	376,300
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$779,335	$629,407

HUB GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:
Net income	$24,888	$18,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,292	3,945
Deferred taxes	2,733	4,644
Compensation expense related to share-based compensation plans	2,433	1,822
(Gain) loss on sale of assets	(8)	19
Changes in operating assets and liabilities:
Restricted investments	(1,043)	289
Accounts receivable, net	(62,743)	(52,505)
Prepaid taxes	169	240
Prepaid expenses and other current assets	(3,976)	(66)
Other assets	305	(520)
Accounts payable	31,079	36,312
Accrued expenses	8,445	2,939
Non-current liabilities	1,400	(441)
Net cash provided by operating activities	9,974	15,010

Cash flows from investing activities:
Proceeds from sale of equipment	214	720
Purchases of property and equipment	(15,281)	(2,051)
Cash used in acquisition, net of cash acquired	(90,909)	-
Net cash used in investing activities	(105,976)	(1,331)

Cash flows from financing activities:
Proceeds from stock options exercised	26	14
Purchase of treasury stock	(1,477)	(12,365)
Excess tax benefits from share-based compensation	584	154
Net cash used in financing activities	(867)	(12,197)

Effect of exchange rate changes on cash and cash equivalents	4	11

Net (decrease) increase in cash and cash equivalents	(96,865)	1,493
Cash and cash equivalents beginning of period	115,144	126,863
Cash and cash equivalents end of period	$18,279	$128,356